UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 3, 2025 (February 25, 2025)

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42296 (Commission File Number)	84-1803091 (I.R.S. Employer Identification No.)

707 W. 700 South, Suite 1 Woods Cross, UT 84087 (Address of principal executive offices) (zip code)

(424) 394-1090 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2025, Todd Mitchell Palin was appointed to serve as a member of the Company’s board of directors.  In connection with Mr. Palin joining the Company’s board of directors, the Company issued Mr. Palin 83,334 restricted shares of its common stock, which shares shall vest equally over a twelve-month period, subject to Mr. Palin’s continued service as a board member.

Below is a description of Mr. Palin’s background:

Mr. Palin joined our board of directors on February 25, 2025. Mr. Palin has been a commercial fisherman since 1977 operating in Bristol Bay, Alaska.  From December 2006 to July 2009, Mr. Palin was a production facility operator for British Petroleum, where he was responsible for overseeing operations in maintaining the production of oil and gas at the Prudhoe Bay oil field in Alaska, focusing on efficiency, safety and compliance.   Mr. Palin brings a strong background in large-scale oil production and operational efficiency, and significant experience in operating a long-time commercial fishing operation, which we believe qualifies him to serve on our board of directors and adds significant strategic, business and financial experience.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: March 3, 2025	By: /s/David Sealock
Name:David Sealock
Title:Chief Executive Officer